Exhibit 4.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 5, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), made by TPC GROUP LLC, a Texas limited liability company (the “Company”), each of the other undersigned companies and each Person that becomes a party hereto in accordance with Section 25 hereof (each, a “Grantor” and collectively, the “Grantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the indenture dated as of October 5, 2010 (the “Indenture”) by and among the Company, the guarantors party thereto and Wilmington Trust Company, in its capacity as trustee (together with its successors and permitted assigns, the “Trustee”) and Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent, Registrar, Paying Agent and Authentication Agent, the Company is issuing $350,000,000 aggregate principal amount of 8 1/4% Senior Secured Notes due 2017 (the “Original Securities” and together with the exchange notes and any additional notes and exchange notes issued under the Indenture, the “Notes”).

WHEREAS, from time to time after the date hereof, the Company may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including additional notes issued under the Indenture) that the Company desires to secure by the Collateral on a pari passu basis with the Notes.

WHEREAS, pursuant to the terms of Indenture, certain Subsidiaries of the Company who are parties hereto have guaranteed the payment and performance of the Secured Obligations (as defined below).

WHEREAS, it is a condition precedent to the issuance of the Original Securities that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.	DEFINED TERMS.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the NY UCC to the extent the same are used or defined therein.

“ABL Credit Facility” means the Amended and Restated Revolving Credit Agreement dated as of April 29, 2010 by and among Company, certain of its Subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas and Wells Fargo Capital Finance, LLC as co-collateral agents, and the lenders from time to time party thereto, as amended, restated, supplemented, modified, waived, replaced (whether or not upon termination, and whether with the original lenders, investors, agents or otherwise), restructured, repaid, refunded or refinanced (including by means of any capital markets transaction and including any refinancing that increases the amount of Indebtedness borrowed or issued thereunder) in whole or in part from time to time, in each case, to the extent not prohibited by the Indenture.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” means the indenture, credit facility or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Securities and Exchange Securities) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit G hereto.

“Capital Stock” means:

(i)         in the case of a corporation, corporate stock;

(ii)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificated Collateral” means Pledged Securities that are represented by a certificate and Pledged Indebtedness that is represented by a note or instrument.

“Claims” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, earners’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral.

“Collateral” has the meaning assigned thereto in Section 2(a).

“Collateral Agent” has the meaning assigned thereto in the preamble.

“Company” has the meaning assigned thereto in the preamble.

“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral) between such Grantor and another Person, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

“Deposit Account” means a demand, concentration, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union, trust company or like organization, other than an account evidenced by a negotiable certificate of deposit or other instrument.

“Disbursement Account” shall mean any bank account into which no payments in respect of Accounts are directly deposited and which has a zero principal balance at the close of business each day.

“Event of Default” means an “Event of Default” under and as defined in the Indenture or any Additional Pari Passu Agreement.

“Excludable Property” shall mean:

(i)         any permit, lease, license or Contract held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

(ii)        any property or assets held by any Grantor to the extent that any applicable law prohibits the creation of a security interest therein;

(iii)       Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing indebtedness incurred for purposes of financing such item of Equipment to which such Lien is attached (a “Purchase Money Obligation”) or Capitalized Lease Obligation permitted to be incurred pursuant to Section 4.03(b) of the Indenture if the Contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(iv)       any Capital Stock, membership interests, or other equity or ownership interests in entities that are not Wholly Owned Subsidiaries that are subject as of the Issue Date to an existing and enforceable negative pledge provision;

(v)        the Capital Stock, membership interests, or other equity or ownership interest in each direct Foreign Subsidiary that is a “controlled foreign corporation” under the Internal Revenue Code in excess of 65% of all of the outstanding equity interest of any such Foreign Subsidiary;

(vi)       cash and short-term investments deposited by any Grantor in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or pledged or deposited as collateral to a contract counterparty or issuer of surety bonds to secure obligations owing by such Grantor or any of its Subsidiaries, to the extent (x) the depositing of such cash and short-term investments by such Person is permitted under the definition of “Permitted Liens” in the Indenture and (y) such contract or derivative expressly prohibits such cash or short-term investment to be pledged by such Grantor to the Collateral Agent hereunder;

(vii)      all (x) real property owned by the Company or any Subsidiary with a fair market value of less then $2,000,000 and (y) leaseholds interests of the Company and its Subsidiaries in real property; and

(viii)     any MTBE Assets;

provided, however, that such property shall constitute “Excludable Property” only to the extent and for so long as (a) in each case described in clauses (i), (ii), (iii), (iv) and (vi) of this definition, such permit, lease, license, Contract or other agreement, applicable law, or negative pledge provision applicable thereto validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excludable Property” and (b) in each case described in clause (v) of this definition, such property is not required to be pledged under Section 5(f)(ii)(B).

“Excluded Property” shall mean Excludable Property other than the following:

(a)         the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the NY UCC to the extent that such sections of the NY UCC are effective to limit the prohibitions which make such property “Excludable Property”; and

(b)         any Proceeds, substitutions or replacements of any Excludable Property (unless such Proceeds, substitutions or replacements would constitute Excludable Property).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia or any direct or indirect Subsidiary of any such Subsidiary.

“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including (i) all goodwill connected with the use of and symbolized by any Trademark or Trademark License in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, nameplates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Governmental Authority” means any nation or government, any intergovernmental or supranational body, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantors” has the meaning assigned thereto in the preamble.

“Indenture Documents” shall mean the Indenture, the Notes, the Security Documents and any other agreement or instruments required to be executed pursuant to the terms thereof.

“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the NY UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, each Grantor’s (a) Patents, Trademarks, Copyrights, and Licenses, and (b) Goodwill related to the foregoing.

“Investment Property” shall mean “investment property” as defined in Article 9 of the NY UCC.

“Lease Documents” means all lease agreements, lease-purchase agreements and similar agreements governing the lease of equipment, fixtures or real property by any Grantor (collectively, “Lease Agreements”) and all mortgages, security agreements and other agreements and documents entered into in connection with such Lease Agreements.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (1) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“MTBE” means methyl tertiary butyl ether.

“MTBE Assets” means assets of the Company and its Subsidiaries consisting of (a) two dehydrogenation units and the MTBE processing unit associated therewith, all situated on real property in Houston, Harris County, Texas, (b) the MTBE processing unit situated on real property in Port Neches, Jefferson County, Texas, (c) the related structures, fixtures, buildings, equipment, easements, pipelines, piping, vehicles, rolling stock, trailers, MTBE product inventory and other tangible personal property reasonably related to such dehydrogenation or MTBE processing units and the manufacture, purchase, sale or transportation of MTBE, and (d) any Capital Stock in any Permitted MTBE Joint Venture, but excluding cash and Cash Equivalents and excluding any Capital Stock in an MTBE Subsidiary.

“MTBE Subsidiaries” means (x) Port Neches Fuels, LLC, a Delaware limited liability company, and (y) any other Subsidiary of the Company that owns MTBE Assets, in each case so long as such Person owns no material assets other than MTBE Assets.

“NY UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Patent and Trademark Security Agreement” shall mean (a) in the case of Patents, an agreement substantially in the form annexed hereto as Exhibit E and (b) in the case of Trademarks, an agreement substantially in the form annexed hereto as Exhibit F.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications and registrations made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated as of October 5, 2010, executed and delivered by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Permitted MTBE Joint Venture” means a Person (together with its Subsidiaries, if any) organized by the Company or an MTBE Subsidiary and one or more third parties for the purpose, among other things, of utilizing the MTBE Assets regardless of whether such Person is a joint venture or a minority-owned Person; provided that such Person shall not be a Subsidiary.

“Pledged Entity” means an issuer of Pledged Securities.

“Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule VI hereto.

“Pledged Securities” shall mean (i) all of the issued and outstanding Capital Stock of each Material Domestic Subsidiary at any time owned by any Grantor, except Capital Stock that is Excluded Property, and (ii) in any event until released in accordance with the terms of this Security Agreement or the Indenture, all of the Capital Stock listed on Part A of Schedule VI hereto.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” shall mean (i) all Obligations (including, without limitation, all principal, interest, premium and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Company and each Guarantor now existing or hereafter incurred under, arising out of, or in connection with the Indenture, the Notes and any other Indenture Document to which Company or any Guarantor is a party (all such obligations and liabilities being herein collectively called the “Notes Obligations”); (ii) any and all sums reasonably advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any Notes Obligations, after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; (iv) all amounts paid by Collateral Agent as to which Collateral Agent has the right to reimbursement under Section 5(g) of this Security Agreement; and (v) any Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than additional notes issued under the Indenture) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement and a joinder to the Intercreditor Agreement. It is acknowledged and agreed that the “Secured Obligations” shall include obligations of the types described above, whether outstanding on the date of this Security Agreement or after the date of this Security Agreement and, notwithstanding anything to the contrary, in no event shall “Notes Obligations” be deemed to include fees or indemnifications in favor of the Trustee and other third parties (other than the holders of the Notes).

“Secured Parties” means (a) the Trustee, (b) the Collateral Agent, (c) any Additional Pari Passu Agent of Permitted Additional Pari Passu Obligations that constitute Secured Obligations, (d) each holder of the Original Securities, (e) each holder of Permitted Additional Pari Passu Obligations that constitute Secured Obligations, and (f) the successors and permitted assigns of each of the foregoing.

“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Collateral” shall mean, collectively, the Pledged Securities and Pledged Indebtedness.

“Security Agreement” has the meaning assigned thereto in the preamble.

“Significant Copyrights” means, at any time, those Copyrights which the relevant Grantor believes in its reasonable judgment to be material to its business at such time.

“Significant Patents” means, at any time, those Patents which the relevant Grantor believes in its reasonable judgment to be material to its business at such time.

“Significant Trademarks” means, at any time, those Trademarks which the relevant Grantor believes in its reasonable judgment to be material to its business at such time.

“Termination Date” means the date on which (i) all Secured Obligations (other than contingent and indemnification obligations that are not then due and payable) have been paid in full, (ii) the Indenture and any Additional Pari Passu Agreement has been satisfied and discharged in accordance with the terms thereof or (iii) the legal or covenant defeasance of the Indenture and any Additional Pari Passu Agreement has occurred in accordance with the terms thereof.

“Trademark License” shall mean each agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as

recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.          GRANT OF LIEN.

(a)        To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent a Lien upon all of its right, title and interest in, to and under all personal property (other than the rights of Grantors under the Lease Documents and proceeds thereof), whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereon, and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)         all Accounts;

(ii)        all Equipment, Goods, Inventory and Fixtures;

(iii)       all Documents (as defined in the NY UCC), Instruments and Chattel Paper;

(iv)       all Letters of Credit (as defined in the NY UCC) and Letter-of-Credit Rights;

(v)        all Securities Collateral;

(vi)       all Investment Property (excluding any Securities Collateral and any Capital Stock that is Excluded Property);

(vii)      all Intellectual Property Collateral;

(viii)     the Commercial Tort Claims described on Schedule V hereto;

(ix)       all Deposit Accounts of any Grantor and all other bank accounts and all deposits therein;

(x)        all General Intangibles;

(xi)       all money, cash or cash equivalents of any Grantor;

(xii)      all Supporting Obligations of any Grantor;

(xiii)     all books and records relating to the Collateral; and

(xiv)     all other personal property of such Grantor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessories to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, (a) any Excluded Property or (b) any Capital Stock of any Subsidiary of the Company to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation

S-X under the Securities Act of 1933 to file separate financial statements with the SEC (or any other governmental agency) (but only to the extent necessary to not subject such Subsidiary to such requirement and only for so long as required to not subject such Subsidiary to such requirement). The Grantors shall from time to time at the reasonable request of the Collateral Agent (which request shall refer to this Section 2(a)) give written notice to the Collateral Agent identifying in reasonable detail the Excludable Property (and stating in such notice that such Excludable Property constitutes “Excluded Property”) and shall provide to the Collateral Agent such other information regarding the Excludable Property as the Collateral Agent may reasonably request. From and after the Issue Date, no Grantor shall permit to become effective in any agreement or other document creating, governing or providing for any material permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary will automatically be deemed to be a part of the Pledged Securities for the Secured Obligations but only to the extent necessary to not subject such Subsidiary to any such financial statement requirement and only to the extent such Capital Stock would otherwise qualify as “Pledged Securities.”

(b)          In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent as aforesaid, each Grantor hereby grants to Collateral Agent, upon the occurrence and during the continuance of an Event of Default, a right of set-off against the Collateral of such Grantor held by Collateral Agent, now or hereafter in the possession or custody of or in transit to Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

(c)          Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Security Agreement shall be subject to the provisions of the Intercreditor Agreement.

3.           COLLATERAL AGENT’S RIGHTS; LIMITATIONS ON COLLATERAL AGENT’S OBLIGATIONS.

(a)          It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Collateral Agent shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent of any payment relating to any Contract or License pursuant hereto. Collateral Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)        Collateral Agent may at any time upon the occurrence and during the continuance of an Event of Default, without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent. Upon the request of Collateral Agent during any such time, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent (which consent shall be given if such Event of Default is no longer continuing and no other Event of Default then exists).

(c)        Collateral Agent may at any time in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s reasonable satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, Contracts and/or payment intangibles. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall, or at the request of the Collateral Agent shall cause the independent certified public accountants then engaged by such Grantor to, prepare and deliver to Collateral Agent at any time and from time to time promptly upon Collateral Agent’s request, the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts. Each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.          REPRESENTATIONS AND WARRANTIES.   Each Grantor represents and warrants that:

(a)         Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.

(b)         No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) in favor of Collateral Agent pursuant to this Security Agreement and the other Security Documents, and (ii) in connection with any other Permitted Liens. No person other than Grantors and Collateral Agent has control or possession of all or any part of the Collateral, except pursuant to the ABL Security Documents, as permitted by the Indenture and except for any Collateral in transit out for repair or otherwise off-site in the ordinary course of business.

(c)         This Security Agreement is effective to create a valid and continuing Lien in favor of Collateral Agent in the Collateral. Upon the filing of the appropriate financing statements listed on Schedule I hereto in the applicable filing jurisdiction specified herein and the delivery of any original certificates, notes, and instruments representing Certificated Collateral, together with stock powers in blank or note powers in blank, as appropriate, to the Collateral Agent, such Lien shall be fully perfected (to the extent such Lien can be perfected by filing under the NY UCC or, with respect to Certificated Collateral, possession) prior and superior in right to any other Person (except Permitted Liens, and only to the extent that priority can be obtained by filing or, in the case of Certificated Collateral, possession). All actions required by Section 5 to protect and perfect Liens on the Collateral (including the delivery of any original certificates, notes or instruments representing Certificated Collateral together with stock powers or note powers, as applicable, to Collateral Agent or its bailee) have been duly taken except as not required pursuant to Section 5(a)(ii) with respect to Chattel Paper and Section 5(r) with respect to Equipment subject to certificates of title.

(d)          Schedule II hereto lists all Instruments, Letter-of-Credit Rights (other than Letter-of-Credit Rights that are “supporting obligations” as defined in the NY UCC) and Chattel Paper of each Grantor in each case in an amount greater than $1,000,000.

(e)          Schedule VI hereto lists all Pledged Securities and Pledged Indebtedness of each Grantor.

(f)          No Grantor has or operates in any jurisdiction, or in the preceding 12 months has had or has operated in any jurisdiction, under any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed under its name on Schedule III. Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

(g)          All Claims imposed upon or assessed against the Collateral (other than any immaterial part thereof) have been paid and discharged except to the extent such Claims constitute a Permitted Lien.

(h)          With respect to the Accounts of each Grantor, except as specifically disclosed to the ABL Facility Collateral Agent in connection with the ABL Credit Facility, (i) such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) with respect to Accounts qualifying as Eligible Accounts Receivable (as defined in the ABL Credit Facility), there are no material setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any material extension of time for the payment thereof, any compromise or settlement for materially less than the full amount thereof, any release of any Account Debtor from liability therefor, or any material deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment; (iii) to each Grantor’s knowledge, with respect to Accounts qualifying as Eligible Accounts Receivable (as defined in the ABL Credit Facility) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices and statements delivered to Collateral Agent with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any material Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any material Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices and statements which may be delivered to the Collateral Agent with respect thereto are actually and absolutely owing to such Grantor materially as indicated thereon and are not in any way contingent; and (y) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(i)          With respect to any Inventory of a Grantor (i) Section 2 of the Perfection Certificate lists all of the locations in the United States of America where any such Inventory (other than any Inventory that is in transit, out for repair or, with respect to de minimis amounts of Inventory, otherwise off-site in the ordinary course of business is located), (ii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Collateral Agent and except for Permitted Liens, (iii) except as specifically disclosed to the ABL Facility Collateral Agent in connection with the ABL Credit Facility, such Inventory is of good and merchantable quality, free from any material defects and (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

(j)          No Grantor has any interest in, or title to, any Significant Patent, Significant Trademark or Significant Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create valid and continuing and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent and Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto in the applicable filing jurisdiction specified therein, perfected Liens in favor of Collateral Agent on each Grantor’s Significant Patents, Significant Trademarks and Significant Copyrights and such perfected Liens are enforceable as such as against any and all creditors of any Grantor.

(k)          Such Grantor is, and at the time of delivery of any certificates representing the Pledged Securities to the Collateral Agent, will be, the sole holder of record and the sole beneficial owner of such certificated Pledged Securities pledged by such Grantor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Security Agreement and Permitted Liens that would not be prior to the Lien of the Collateral Agent. Such Grantor is and at the time of delivery of any notes or instruments representing the Pledged Indebtedness to the Collateral Agent will be, the sole owner of such Pledged Indebtedness represented by notes or instruments free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Security Agreement, Liens in favor of the ABL Facility Collateral Agent and other Permitted Liens that would not be prior to the Lien of the Collateral Agent.

(l)          All of the Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable, and the Pledged Indebtedness issued by any Affiliate of Grantor has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the issuer of such Pledged Indebtedness, and, in each case, no Pledged Entity or issuer is in default thereunder.

(m)         Such Grantor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Collateral pledged by such Grantor to Collateral Agent as provided herein.

(n)          None of the Pledged Securities or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(o)          All of the Pledged Securities are presently owned by such Grantor, and, if represented by certificates, are presently represented by the certificates listed on of Schedule VI hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Securities. The Pledged Securities constitute (i) 100% of the issued and outstanding shares of Capital Stock of each Pledged Entity that is a Material Domestic Subsidiary, (ii) 100% of the issued and outstanding non-voting Capital Stock of each Pledged Entity that is a Foreign Subsidiary owned by such Grantor or (iii) 65% (or such other percentage as is required by this Security Agreement) of the issued and outstanding voting stock of each Pledged Entity that is a Foreign Subsidiary. No Grantor directly owns Capital Stock in any Material Domestic Subsidiary other than the Pledged Entities.

(p)          No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the pledge by Grantor of the Securities Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Grantor or for the exercise by Collateral Agent of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(q)          All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

5.           COVENANTS.   Each Grantor covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Termination Date:

(a)          Further Assurances; Pledge of Instruments; Chattel Paper; Commercial Tort Claims.

(i)          At any time and from time to time, upon the request of Collateral Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any License or Contract held by such Grantor and material to its business and to enforce the security interests granted hereunder and (B) approving or filing any financing or continuation statements under the NY UCC (or the Uniform Commercial Code as in effect in any other relevant Uniform Commercial Code jurisdiction) with respect to the Liens granted hereunder or any other Security Document; provided that, if any Grantor grants or permits any additional Liens on any asset or property to secure the ABL Obligations or takes further actions to perfect such Lien (other than any Capital Stock granted to secure any ABL Obligation that is excluded from the Collateral pursuant to the terms hereof to ensure compliance with Rule 3-16 of Regulation S-X of the Securities Act of 1933, as amended), it will concurrently grant a Lien on such asset or property to secure the Secured Obligations or take the same action to perfect the Liend for the benefit of the Collateral Agent; provided, however, that prior to the occurrence and continuation of an Event of Default, (x) no filing, registration or recording in any jurisdiction outside the United States of America shall be required to evidence the Liens created hereby in the Intellectual Property Collateral and (y) to the extent a materiality or dollar threshold, a commercially reasonable efforts or other efforts standard, or a grace period or specific deadline is expressly provided for in this Security Agreement or any other Security Document, such threshold, standard, grace period or deadline shall limit actions required by this clause (i); provided further, however, that, notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain the security interest created by the Security Agreement in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under this Security Agreement), and, upon a request by the Collateral Agent, to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Security Agreement.

(ii)        Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments that, in the case of negotiable Documents, Chattel Paper, or Instruments, have a face amount in excess of $200,000 (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

(iii)       At any time and from time to time, within 60 days of any request of Collateral Agent and at the sole expense of Grantors, each Grantor shall use commercially reasonable efforts to obtain waivers or subordination of Liens from landlords and mortgagees, and obtain signed acknowledgements of Collateral Agent’s Liens from bailees having possession of any Grantor’s Goods, Inventory or Equipment that they hold for the benefit of Collateral Agent; provided that no such waiver or subordination shall be required from landlords with respect to locations where less than $2,000,000 of Collateral is located, or from any bailee that holds less than $2,000,000 of Collateral. In the event a Grantor delivers a waiver, subordination or acknowledgement from a landlord, mortgagee or bailee to the ABL Facility Collateral Agent pursuant to a request made in accordance with the ABL Security Documents, such Grantor agrees to use commercially reasonable efforts to contemporaneously obtain and deliver a waiver, subordination or acknowledgement in favor of the Collateral Agent on substantially the same terms as the waiver, subordination or acknowledgement delivered to the ABL Facility Collateral Agent.

(iv)       Each Grantor shall obtain authenticated control agreements from each issuer of uncertificated Pledged Securities (other than a Subsidiary of such Grantor), securities intermediary or commodities intermediary issuing or holding any material financial assets or commodities for any Grantor.

(v)        Beginning on the 180th day following the date hereof, (1) no Grantor shall permit any of their Deposit Accounts and Securities Accounts at any time to have a principal balance in excess of $1,000,000 per account unless such Grantor has (x) executed and delivered to the Collateral Agent a blocked account, lockbox or similar control agreement (each, a “Control Agreement”), and (y) taken all other steps necessary to ensure that the Collateral Agent has a perfected security interest in such account; provided that, if such Grantor is unable to obtain a Control Agreement from the financial institution at which such Deposit Account or Securities Account is maintained, such Grantor shall transfer all amounts in the applicable account to an account maintained at a financial institution from which a Grantor has obtained a Control Agreement and (2) the Grantors shall not permit the aggregate amount on deposit in all Deposit Accounts and Securities Accounts of the Grantors that are not subject to a Control Agreement at any time to exceed $2,000,000. Notwithstanding the foregoing, (i) all of the Grantors’ payroll accounts, employee benefits accounts and Disbursement Accounts shall be exempt from the requirements of this Section 5(a)(v) and (ii) all Deposit Accounts and Securities Accounts that are ABL Priority Collateral and subject to a Control Agreement in favor of the ABL Facility Collateral Agent shall be exempt from the requirements of this Section 5(a)(v) unless and until such Control Agreements are terminated in accordance with their terms and provided that the Intercreditor Agreement appoints or otherwise designates the ABL Facility Collateral Agent as an agent of the Collateral Agent for purposes of perfecting the Collateral Agent’s security interests in such Deposit Accounts and Securities Accounts.

(vi)        If any Grantor is or becomes the beneficiary of one or more letters of credit having a stated amount of over $1,000,000 individually or $2,000,000 in the aggregate (and provided the related Letter-of-Credit Rights are not “supporting obligations” as defined in the NY UCC) such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary of such letters of credit, notify Collateral Agent thereof, and shall thereafter use its commercially reasonable efforts to enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to such Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to the applicable collection account specified by the Collateral Agent.

(vii)       Each Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the NY UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided that prior to a request by the Collateral Agent after the occurrence and during the continuance of an Event of Default, such steps need only be taken to the extent such Collateral has a value in excess of $500,000 individually or $1,000,000 in the aggregate.

(viii)     Notwithstanding clause (i) above, each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time in its reasonable discretion to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all personal property assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NY UCC or such jurisdiction or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the NY UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. For the avoidance of doubt, each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)        Notwithstanding clause (i) above, to the extent effective under applicable law, at the expense of the Grantors, each Grantor hereby further authorizes the Collateral Agent at any time and from time to time to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or, subject to Section 5(a)(i)(x) of this Security Agreement, any similar office in any other country), including this Security Agreement, the Copyright Security Agreement and the Patent and Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in Significant Patents, Significant Trademarks, and Significant Copyrights granted by such Grantor hereunder, without the signature of such Grantor to the extent such a filing would be effective, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

(x)          Each Grantor shall promptly, and in any event within fifteen (15) Business Days after the same is acquired by it, notify Collateral Agent of any commercial tort claim (as defined in the NY UCC) acquired by it and unless otherwise consented to by Collateral Agent, such Grantor shall thereafter enter into a supplement to this Security Agreement, granting to Collateral Agent a Lien in such commercial tort claim.

(b)          Maintenance of Records.   Grantors shall keep and maintain, at their own cost and expense, adequate and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. If, with Collateral Agent’s consent, any Grantor retains possession of any Chattel Paper, Instruments or Investment Property that would otherwise be required to be delivered to the Collateral Agent, such Chattel Paper, Instruments or Investment Property shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Collateral Agent.”; provided that with respect to Chattel Paper, Instruments or Investment Property in the possession of any Grantor on the date hereof, such Grantor shall cause such Chattel Paper, Instruments or Investment Property to be so marked within thirty (30) after the date hereof.

(c)          Access to Collateral, Books and Records; Other Information.   Each Grantor agrees that the Collateral Agent or its agents may enter upon the premises of such Grantor at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all during the existence of an Event of Default, in order to conduct (or engage third parties to conduct) field examinations, appraisals, verifications and evaluations of the Collateral and Mortgaged Property and inspections or copying of any and all records pertaining thereto, and shall provide copies of such examinations, appraisals, verifications and evaluations to the Collateral Agent; provided that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent may only conduct (or engage third parties to conduct) one appraisal per annum and one field exam per annum at the Grantors’ expense. Absent the occurrence and continuation of an Event of Default, the Collateral Agent or its agents shall not conduct the additional field exams or appraisals permitted under the preceding sentence until the date that is at least three months after the date of the most recent field examination or appraisal, as applicable except at the Holders’ expense. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent or its agents may conduct, at any time, from time to time, such field examinations, appraisals, verifications and evaluations of the Collateral and Mortgaged Property as the Collateral Agent shall deem necessary or appropriate at the Grantors’ expense.

(d)          Locations of Inventory and Equipment.   Each Grantor agrees that it shall not move any Goods, Inventory or Equipment that is Collateral to any location outside of the United States or Canada or to any location in the United States or Canada other than one set forth on Schedule III (except for Collateral that is in transit, out for repair, or, with respect to de minimis amounts of Collateral, otherwise off-site in the ordinary course of business), until (i) it shall have given the Collateral Agent written notice of its intention so to do, clearly describing such new location within the United States or Canada and providing such other information, agreements, documents and instruments in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, such Grantor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority (subject to Permitted Liens) of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby, including using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s and/or bailee’s liens with respect to such new location, if applicable, and if requested by the Collateral Agent.

(e)          Changes in Locations; Changes in Name or Structure; Other Changes.   No Grantor will, except upon prior or contemporaneous written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents necessary or reasonably requested by the Collateral Agent to maintain at all times following such change the validity and perfection of the security interests and filing of all such financing statements and (b) if applicable, a written supplement to the Schedules of this Agreement, (x) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule III (as Schedule III may be supplemented from time to time in accordance with clause (b)) or (y) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Security Agreement would become misleading.

(f)          Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)          Such Grantor shall notify Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Significant Patent, Significant Trademark or Significant Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Significant Patent, Significant Trademark or Significant Copyright, its right to register the same, or to keep and maintain the same.

(ii)         Upon any Grantor, either itself or through any agent, employee, licensee or designee, filing an application for the registration of any Significant Patent, Significant Trademark or Significant Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Grantor will give the Collateral Agent written notice within fifteen (15) days thereof and promptly thereafter execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Collateral Agent may reasonably request to evidence Collateral Agent’s Lien on such Significant Patent, Significant Trademark or Significant Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)        Such Grantor shall take all actions necessary or requested by Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of, each of the Significant Patents, Significant Trademarks and Significant Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of no contestability and opposition and interference and cancellation proceedings.

(iv)        In the event that any of the Significant Patents, Significant Trademarks or Significant Copyrights are infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 8 of this Security Agreement. Such Grantor shall promptly take such other actions as necessary under the circumstances to protect such Significant Patent, Significant Trademark or Significant Copyright.

(g)          Additional Pledged Securities.

(i)           As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Grantors in accordance with Section 7(a) hereof, (x) each Grantor shall have the right, from time to time, to vote and give consents with respect to the Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Security Agreement or any other Security Document and (y) each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Securities and Pledged Indebtedness to the extent not in violation of the Indenture; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(ii)         Each Grantor covenants and agrees that:

(A)          Such Grantor will, upon obtaining ownership of any additional Capital Stock that constitutes Pledged Securities or promissory notes or instruments with an outstanding principal amount in excess of $200,000, which Capital Stock, notes or instruments are not already Collateral, promptly (and in any event within sixty (60) days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit C hereto (a “Pledge Amendment”) in respect of any such additional Capital Stock, notes or instruments, pursuant to which such Grantor shall pledge to Collateral Agent all of such additional stock, notes and instruments. Such Grantor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Securities and Pledged Indebtedness listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Collateral; and

(B)          If following a change in the relevant sections of the NY UCC or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Collateral Agent concludes in its reasonable discretion that with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to this Security Agreement that a pledge of additional (in the case of a direct Foreign Subsidiary) or all (in the case of any indirect Foreign Subsidiary) of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would not cause any undistributed earnings of a Foreign Subsidiary as determined for United States Federal income tax purposes to be treated as a deemed dividend to a Foreign Subsidiary’s United States parent for United States Federal income tax purposes and would not cause any other adverse tax consequences to any Grantor, then that portion of such Foreign Subsidiary’s outstanding capital stock not theretofore pledged pursuant to this Security Agreement shall be pledged upon entering into all necessary documents with Collateral Agent pursuant to this Security Agreement (or another pledge agreement in substantially similar form, if needed) to the extent that entering into such agreement is permitted by the laws of the respective foreign jurisdiction; provided, however, that the amount of additional stock that may be pledged pursuant to this Section 5(f)(ii) shall not exceed the amount of such stock that can be pledged without causing any such undistributed earnings of a Foreign Subsidiary to be treated as a deemed dividend or causing any other adverse tax consequences to any Grantor; provided, further, that if the Company disagrees with the determination of the Collateral Agent, the Company shall have sixty (60) days to provide the Collateral Agent with an opinion of counsel reasonably satisfactory to the Collateral Agent that concludes that such pledge would cause adverse United States Federal income tax consequences, in which case, such additional pledge shall not be required. All reasonable out-of-pocket expenses incurred by Collateral Agent to obtain such an opinion shall be paid by the Company.

(h)          Indemnification.   In any suit, proceeding or action brought by Collateral Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable to the gross negligence, bad faith or willful misconduct of Collateral Agent as finally judicially determined. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent.

(i)          Compliance with Terms of Accounts, etc.   In all material respects, each Grantor will perform and comply with its obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral. No Grantor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the course of its business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of its business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Grantor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts. Each Grantor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Grantor may, with respect to an Account, allow in the ordinary course of business and consistent with such Grantor’s past practices and prudent business practice (i) a refund or credit due as a result of returned or damaged or defective merchandise, (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, and (iii) such other adjustments, extensions, renewals, compromises, settlements, and sales as are deemed commercially reasonable. The costs and expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Collateral Agent or any Secured Party, shall be paid by the Grantors.

(j)          Limitation on Liens on Collateral.   No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent in and to any of such Grantor’s rights to the Collateral against the claims and demands of all Persons whomsoever except holders of Permitted Liens.

(k)          Limitations on Disposition.   No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as not prohibited by the Indenture.

(l)          Further Identification of Collateral.   Grantors will furnish to Collateral Agent any statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral or as reasonably requested by the Collateral Agent.

(m)        Notices.   Grantors will advise Collateral Agent promptly, in reasonable detail, of any Lien (other than Permitted Liens), or claim made or asserted against any of the Collateral.

(n)         No Reincorporation.   Without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof and except as permitted under the Indenture.

(o)         Terminations; Amendments Not Authorized.   Except as otherwise authorized herein or in the Indenture, each Grantor acknowledges that it is not authorized to file any financing statement naming the Collateral Agent as secured party or amendment or termination statement with respect to any such financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the NY UCC.

(p)         Insurance.   In the event that the proceeds of any insurance claim on Collateral (other than ABL Priority Collateral ) are paid to a Grantor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be paid to the Collateral Agent to apply in accordance with this Security Agreement and the Intercreditor Agreement.

(q)         Consents, etc.   In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

(r)         [Reserved].

(s)        Contesting Claims.   Each Grantor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture. Notwithstanding the foregoing provisions of this Section 5(s), (i) no contest of any Claim may be pursued by such Grantor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Grantor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent or such Secured Party, as the case may be, and (ii) if at any time payment or performance of any Claim contested by such Grantor pursuant to this Section 5(s) shall become necessary to prevent the imposition of remedies because of non-payment and such remedies could reasonably be expected to have an effect on Collateral with a value in excess of $500,000, such Grantor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

(t)         Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 5 have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Grantors to satisfy such post-closing requirements.

6.          COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT

On the date hereof each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect Collateral Agent’s interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall have no duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF COLLATERAL AGENT OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES TO THE EXTENT ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT AS FINALLY JUDICIALLY DETERMINED, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.          REMEDIES; RIGHTS UPON DEFAULT.

(a)         In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, the other Indenture Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing Collateral Agent may exercise all rights and remedies of a secured party under the NY UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that if an Event of Default has occurred and is continuing Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and except for notices required under the Security Documents, if any) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the NY UCC and other applicable law), may (A) forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action, (B) collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and (C) forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in Section 10 of this Security Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent to collect such deficiency.

(b)         Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (other than any notice required under the Indenture Documents, if any) (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)         Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, Grantor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Collateral Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other Indenture Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent until after the Termination Date, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.          GRANT OF LICENSE TO USE PATENT, TRADEMARK AND COPYRIGHT COLLATERAL; CERTAIN ADDITIONAL ACTIONS REGARDING INTELLECTUAL PROPERTY.

(a)         For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patent, Trademark, trade secret or Copyright now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Collateral Agent agrees that it shall not exercise any power or authority granted under any such license unless an Event of Default has occurred and is continuing.

(b)         If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

9.          SECURITIES COLLATERAL; PROXY.

(a)         Until the Termination Date, upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Grantors, the Collateral Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Securities Collateral, to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to exercise all remedies set forth in Section 7 or under applicable law and to otherwise act with respect to the Securities Collateral as though Collateral Agent was the outright owner thereof. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT UNTIL THE TERMINATION DATE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH GRANTOR WITH RESPECT TO THE SECURITIES COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SECURITIES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF COLLATERAL AGENT HEREUNDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SECURITIES DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SECURITIES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SECURITIES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SECURITIES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, THE COLLATERAL AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO OR (ii) EXERCISE ANY POWER OR AUTHORITY GRANTED UNDER THIS CLAUSE (a) UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

(b)         If, at the original time or times appointed for the sale of the whole or any part of the Securities Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Securities Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Collateral Agent, in its discretion, that the proceeds of the sales of the whole of the Securities Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after not less than ten (10) days’ notice to such Grantor.

(c)         If, at any time when the Collateral Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 9) to sell the whole or any part of the Securities Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Securities Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), such Grantor shall, in an expeditious manner, cause the Pledged Entities to:

(i)         Prepare and file with the SEC a registration statement with respect to the Securities Collateral and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

(ii)        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Securities Collateral covered by such registration statement whenever Collateral Agent shall desire to sell or otherwise dispose of the Securities Collateral;

(iii)       Furnish to the Collateral Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Collateral Agent may request in order to facilitate the public sale or other disposition of the Securities Collateral by the Collateral Agent;

(iv)        Use commercially reasonable efforts to register or qualify the Securities Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Collateral Agent shall request, and do such other reasonable acts and things as may be required of it to enable the Collateral Agent to consummate the public sale or other disposition in such jurisdictions of the Securities Collateral by the Collateral Agent;

(v)        Furnish, at the request of the Collateral Agent, on the date that Securities Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Securities Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Securities Collateral are not being sold through underwriters, then to the Collateral Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Securities Collateral are not being sold through underwriters, then to the Collateral Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or the Collateral Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Collateral Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as the Collateral Agent may reasonably request; and

(vi)       Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

All expenses incurred in complying with this Section 9(c), including, without limitation, all registration and filing fees (including all expenses incident to filing with the Financial Industry Regulatory Authority, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for the Collateral Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by such Grantor.

(d)         If, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of the Securities Collateral hereunder, such Securities Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Securities Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Security Agreement, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Collateral Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities Collateral or any part thereof. In addition to a private sale as provided above in this Section 9, if any of the Securities Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)         as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)        as to the content of legends to be placed upon any certificates representing the Securities Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)       as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about such Grantor and such Person’s intentions as to the holding of the Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)        as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(e)         Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (d) above. Each Grantor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if such Grantor and the Pledged Entity would agree to do so.

(f)         Each Grantor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Security Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and each Grantor waives the benefit of all such laws to the extent it lawfully may do so. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon such Grantor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against such Grantor in any respect.

(g)         Each Grantor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

10.          APPLICATION OF PROCEEDS.

(a)         Subject to the terms and provisions of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as payment for the Secured Obligations as follows:

(i)          first, to the extent constituting Secured Obligations, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Indenture Documents, to amounts owing to the Trustee, Collateral Agent, Registrar, Paying Agent and Authentication Agent in its capacity as such in accordance with the terms of the Indenture;

(ii)        second, to the extent constituting Secured Obligations, to amounts owing to any Additional Permitted Pari Passu Agent in its capacity as such in accordance with the terms of such Permitted Additional Pari Passu Obligations;

(iii)       third, ratably to amounts owing to the holders of the Notes and the Permitted Additional Pari Passu Obligations in accordance with the terms of the Indenture and Additional Pari Passu Agreements; and

(iv)       fourth, to the Company and/or other persons entitled thereto.

(b)         In making the determination and allocations required by Section 10(a), the Collateral Agent may conclusively rely upon information supplied by the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(c)         If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with Section 10(a).

(d)         It is understood and agreed that each Grantor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii), inclusive, of Section 10(a) hereof.

11.        LIMITATION ON COLLATERAL AGENT’S DUTY IN RESPECT OF COLLATERAL.

Collateral Agent shall use reasonable care with respect to the Collateral and Mortgaged Property in its possession or under its control. Collateral Agent shall not have any other duty as to any Collateral or Mortgaged Property in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent will be permitted, subject to the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents at the direction of the holders of a majority in the outstanding aggregate principal amount of the Notes and any Permitted Additional Pari Passu Obligations voting as a single class; provided that in the absence of any such direction, the Collateral Agent may (but shall be under no obligation to) exercise such rights and remedies in any manner that complies with this Security Agreement.

12.        REINSTATEMENT.

This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.        NOTICES.

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture.

14.        SEVERABILITY.

Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Indenture and the other Indenture Documents, which, taken together, set forth the complete understanding and agreement of Collateral Agent and Grantors with respect to the matters referred to herein and therein.

15.        NO WAIVER; CUMULATIVE REMEDIES; AMENDMENT.

Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantors and Collateral Agent and, to the extent required by the Indenture, the requisite holders of the Notes, and, to the extent required by any Additional Pari Passu Agreement, the consent of the requisite holders of such Permitted Additional Pari Passu Obligations.

16.        LIMITATION BY LAW.

All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

17.        RELEASE OF COLLATERAL; TERMINATION OF THIS SECURITY AGREEMENT.

(a)         The Liens securing the Secured Obligations arising under the Indenture and the Notes will be released, in whole or in part, as provided in Section 11.03 of the Indenture.

(b)         The Liens securing Permitted Additional Pari Passu Secured Obligations of any series (other than additional notes issued under the Indenture) will be released, in whole or in part, as provided in the relevant Additional Pari Passu Agreement governing such obligations.

(c)         The Liens securing the Collateral constituting ABL Priority Collateral will be released, in whole or in part, as provided in Section 4 of the Intercreditor Agreement.

(d)         In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 17 shall be without recourse to or warranty by the Collateral Agent.

(e)         The Collateral Agent shall have no liability to any holder of Secured Obligations in connection with any release under this Section 17.

18.        SUCCESSORS AND ASSIGNS.

This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent hereunder, inure to the benefit of Collateral Agent, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Collateral Agent hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

19.        COUNTERPARTS.

This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Collateral Agent, electronic means, all of which shall be equally valid.

20.        GOVERNING LAW.

THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS S-1401 AND S-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

21.        WAIVER OF JURY TRIAL.

EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE OTHER INDENTURE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22.        SECTION TITLES.

The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23.        NO STRICT CONSTRUCTION.

The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

24.        ADVICE OF COUNSEL.

Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 20 and Section 21, with its counsel.

25.        ADDITIONAL GRANTORS.

An additional Material Domestic Subsidiary of Company may become a Grantor under this Security Agreement pursuant to the requirements of Section 4.11 of the Indenture by executing and delivering to the Collateral Agent a supplement to this Security Agreement in the form of Exhibit B hereto (with only such changes thereto as are agreed to by the Collateral Agent), whereupon, without further action, approval or consent by any other Person, such Material Domestic Subsidiary shall be deemed to be a Grantor for all purposes under this Security Agreement.

26.        ADDITIONAL PERMITTED ADDITIONAL PARI PASSU OBLIGATIONS.

Notwithstanding herein to the contrary, on or after the date hereof, the Company may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee), (b) except in the case of additional notes under the Indenture, a fully executed Additional Pari Passu Joinder Agreement and (c) an Officers’ Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely).

27.        ABL PRIORITY COLLATERAL. Notwithstanding anything herein to the contrary, to the extent Sections 5(a)(ii), 5(a)(iv), 5(a)(vi), 5(a)(vii), 5(a)(x), 5(b), 5(d), 5(e), 5(f) and 5(h) of this Security Agreement apply to any ABL Priority Collateral or require any action or impose any obligation on the part of the Grantor with respect to ABL Priority Collateral, the corresponding provisions of the ABL Security Documents shall control and such Grantor shall be deemed to have complied with its obligations under the applicable Section referenced above to the extent the Grantor has complied with its corresponding obligations under the ABL Security Documents.

28.        INTERCREDITOR AGREEMENT CONFLICTS.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT OR THE SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

TPC GROUP LLC

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	Vice President & General Counsel

TEXAS BUTYLENE CHEMICAL CORPORATION

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	Vice President & General Counsel

TP CAPITAL CORP.

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	Vice President & General Counsel

TEXAS OLEFINS DOMESTIC-INTERNATIONAL SALES CORPORATION

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	Vice President & General Counsel

PORT NECHES FUELS, LLC

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	Vice President & General Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Annie Jahgatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

Grantor	Filing Jurisdiction
TPC Group LLC	Texas
TP Capital Corp.	Delaware
Texas Butylene Chemical Corporation	Texas
Texas Olefins Domestic-International Sales Corporation	Texas
Port Neches Fuels, LLC	Delaware

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS,

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

None of the Grantors hold any Instruments, Chattel Paper, or Letter of Credit Rights (other than

Letter-of-Credit Rights that are “supporting obligations” as defined in the NY UCC) valued at more than $1,000,000.

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF GRANTOR INFORMATION, OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING EACH GRANTOR’S COLLATERAL

I.        Each Grantor’s official name, type of entity, state of incorporation or organization and organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued:

Official Name	Type of Entity	Jurisdiction of Organization	Organizational ID #
TPC Group LLC	Limited liability company	Texas	801063716
TP Capital Corp.	Corporation	Delaware	3783577
Texas Butylene Chemical Corporation	Corporation	Texas	66131300
Texas Olefins Domestic-International Sales Corporation	Corporation	Texas	47946200
Port Neches Fuels, LLC	Limited liability company	Delaware	4178893

II.       Prior Names, Trade Names, Other Names Used in Last 12 Months:

Official Name	Prior Names
TPC Group LLC	Texas Petrochemicals LLC Texas Petrochemicals Corporation Texas Petrochemicals LP Houston Fuels LLC Ship Channel Fuels (d/b/a name of Houston Fuels LLC)

III.      Chief Executive Office and principal place of business of each Grantor:

Grantor	Mailing Address	County	State
TPC Group LLC	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
TP Capital Corp.	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Texas Butylene Chemical Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Texas Olefins Domestic- International Sales Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Port Neches Fuels, LLC	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas

IV.        Corporate Offices of each Grantor:

Grantor	Mailing Address	County	State
TPC Group LLC	4601 Baker Road Baytown, Texas 77512	Harris	Texas
	2102 Spur 136 Port Neches, Texas 77651	Jefferson	Texas
	8600 Park Place Blvd, Houston, TX 77017	Harris	Texas
	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
TP Capital Corp.	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Texas Butylene Chemical Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
	3524 Cities Service Highway Westlake, LA 70669	Calcasieu	Louisiana
Texas Olefins Domestic- International Sales Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Port Neches Fuels, LLC	2102 Spur 136 Port Neches, Texas 77651	Jefferson	Texas
	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas

V.         Warehouses and Other Premises of each Grantor at which Collateral is Stored or Located:

Grantor Maintaining Collateral	Landlord or Operator	Location Address	City, State, Zip
All Grantors	Texas Brine	3000 Feldmon Road	Houston, Texas 77045
All Grantors	Afton Chemical	501 Monsanto Ave	Sauget, Illinois 62201
All Grantors	UNIVAR	11235 FM 529	Houston, Texas 77041
All Grantors	Third Coast Terminals	1871 Mykawa Road	Pearland, Texas 77851
All Grantors	CSXT Transflo	One Exchange St.	Albany, New York 12205
All Grantors	Wolflake Terminals	3200 Sheffield Avenue	Hammond, Indiana 46325
All Grantors	Afton Chemical	1000 N. South Avenue	Pasadena, Texas 77503
All Grantors	Targa Resources	12510 American Petroleum Rd.	Galena Park, Texas 77547
All Grantors	South Coast Terminal	7301 Wallisville Road	Houston, Texas 77020
All Grantors	RailLogix LP	1920 South 16th Street	LaPorte, Texas 77571

All Grantors	Greensport Terminal	1755 Federal Road	Houston, Texas 77015
All Grantors	TPC Group LLC	5151 San Felipe, Suite 800	Houston, Texas 77056
All Grantors	TPC Group LLC	4601 Baker Road	Baytown, Texas 77512
All Grantors	TPC Group LLC	8600 Park Place Blvd.	Houston, TX 77017
All Grantors	TPC Group LLC	2102 Spur 136	Port Neches, Texas 77651
All Grantors	TPC Group LLC	3524 Cities Service Highway	Westlake, LA 70669

VI.       Locations of Records Concerning Collateral:

Grantor	Mailing Address	County	State
TPC Group LLC	4601 Baker Road Baytown, Texas 77512	Harris	Texas
	2102 Spur 136 Port Neches, Texas 77651	Jefferson	Texas
	8600 Park Place Blvd, Houston, TX 77017	Harris	Texas
	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
TP Capital Corp.	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Texas Butylene Chemical Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
	3524 Cities Service Highway Westlake, LA 70669	Calcasieu	Louisiana
Texas Olefins Domestic- International Sales Corporation	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas
Port Neches Fuels, LLC	2102 Spur 136 Port Neches, Texas 77651	Jefferson	Texas
	5151 San Felipe, Suite 800 Houston, Texas 77056	Harris	Texas

SCHEDULE IV

to

SECURITY AGREEMENT

SIGNIFICANT PATENTS, TRADEMARKS AND COPYRIGHTS

A. Significant Patents

Status	Date Filed	Reg. No.	Date Issued	Title	Assignee (Owner)
Issued	12/9/1999	6,451,075	9/17/2002	Low Lead Aviation Gasoline Blend	TPLP*
Issued	2/29/2000	6,562,913	5/13/2003	Process for producing high vinylidene polyisobutylene	TPLP*
Issued	9/20/2000	6,525,149	2/25/2003	Process for preparing polyolefin products	TPLP*
Issued	3/19/2002	7,037,999	5/2/2006	Mid-range vinylidene content polyisobutylene polymer product and process for producing the same	TPLP*
Issued	5/23/2002	6,730,739	5/4/2004	Cling film with enhanced polyisobutylene tackifier	TPLP*
Issued	8/19/2004	6,992,152	1/3/2006	Apparatus and method for controlling olefin polymerization process	TPLP*
Issued	2/4/2003	6,815,504	11/9/2004	Pressure sensitive adhesive formulation including enhanced polyisobutylene modifier	TPLP*
Issued	12/31/2002	6,683,138	1/27/2004	Process for producing high vinylidene polyisobutylene	TPLP*
Issued	4/8/2003	6,930,148	8/16/2005	Enhanced polyisobutylene modified hot melt adhesive formulation	TPLP*
Issued	7/30/2002	6,884,858	4/26/2005	Process for preparing polyolefin products	TPLP*
Issued	5/9/2003	6,858,188	2/22/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,844,401	1/18/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,844,400	1/18/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,777,506	8/17/2004	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	7/19/2004	6,982,300	1/3/2006	Method for preparing a pressure sensitive adhesive formulation including an enhanced polyisobutylene modifier	TPLP*

Status	Date Filed	Reg. No.	Date Issued	Title	Assignee (Owner)
Issued	10/19/2004	7,056,990	6/6/2006	Process for producing mid-range vinylidene content polyisobutylene polymer products	TPLP*
Issued	7/22/2004	7,091,285	8/15/2006	Adducts of mid-range vinylidene content polyisobutylene polymer products and methods for making the same	TPLP*
Issued	10/12/2004	7,645,847	1/12/2010	Process for preparing polyolefin products	TPLP*
Issued	11/17/2005	7,498,396	3/3/2009	Mid-range vinylidene content polyisobutylene polymer product produced by liquid phase polymerization process	TPLP*
Issued	12/6/2006	7,329,635	2/12/2008	Crude oil composition including dispersant material for mitigating fouling of process equipment and method for mitigating crude oil fouling	TPLP*
Pending	5/17/2009	N/A	N/A	Diluent Manipulation (Application No. 12/468,195)	TPLP*

* Texas Petrochemicals LP, a Texas limited partnership, was converted to a Texas limited liability company named Texas Petrochemicals LLC on December 16, 2008, and then changed its name to TPC Group LLC on January 25, 2010.

B. Significant Trademarks

Trademark Design	Description	Serial No.	Trademark Reg. No.	Registration Date	Owner
TPC	TPC with a Star in the C	75312231	2,371,431	July 25, 2000	TPC Group LLC
P	Dotted P	85042245	Pending	Pending	TPC Group LLC

C. Significant Copyrights

None.

SCHEDULE V

to

SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None

SCHEDULE VI

to

SECURITY AGREEMENT

PLEDGED SECURITIES and PLEDGED INDEBTEDNESS

A.        Pledged Securities

Party	Issuer	Security Description	# Shares Issued and Outstanding; Par Value
TPC Group LLC	Port Neches Fuels, LLC	100% LLC interest	N/A
TPC Group LLC	TP Capital Corp.	100% equity interest	1,000 Shares Issued and Outstanding; $0.01 Par Value
TPC Group LLC	Texas Butylene Chemical Corporation	100% equity interest	1,000 Shares Issued and Outstanding; 5,000,000 Shares Authorized to be Issued; No Par Value
TPC Group LLC	Texas Olefins Domestic-International Sales Corporation	100% equity interest	1,000 Shares Issued and Outstanding; $1.00 Par Value

B.        Pledged Indebtedness

None

Schedule VI-1

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by each of the undersigned (individually, a “Grantor” and collectively, the “Grantors”) to Deutsche Bank Trust Company Americas (hereinafter referred to as “Attorney”), as Collateral Agent, under the Indenture and a Security Agreement, both dated as of October 5, 2010, and other related documents (the “Note Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by any Grantor without Attorney’s written consent.

Each Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Security Documents and, without limiting the generality of the foregoing, each Grantor hereby grants to Attorney the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, and at any time, to do the following: (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquaintances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of such Grantor; (b) effect any repairs to any asset of such Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against such Grantor or its property; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Attorney believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of such Grantor’s property; (f) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without such Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; and (i) execute, in connection with any

Exhibit A-1

sale provided for in any Security Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral or Mortgaged Property and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of such Grantor for all purposes, and to do, at Attorney’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon such Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as such Grantor might do. Each Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by the Grantors, and each Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this          day of             .

GRANTOR:

By:
Title:

[LIST EACH GRANTOR]

Exhibit A-2

NOTARY PUBLIC CERTIFICATE

On this          day of                     , 2010 [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Deutsche Bank Trust Company Americas to which this Certificate is attached.

Notary Public

Exhibit A-3

EXHIBIT B

to

SECURITY AGREEMENT

FORM OF SUPPLEMENT TO

SECURITY AGREEMENT

THIS SUPPLEMENT NO.              dated as of              (this “Supplement”) to the Security Agreement (as defined below) is made by                     , a                                           (“New Grantor”), in favor of the Collateral Agent (as defined in the Security Agreement.)

W I T N E S S E T H:

WHEREAS, TPC GROUP LLC, a Texas limited liability company (“Company”), is a party to that certain Indenture dated as of October 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), with the guarantors party thereto, the Collateral Agent and Wilmington Trust Company, as Trustee;

WHEREAS, New Grantor is a Material Domestic Subsidiary under the Indenture;

WHEREAS, pursuant to their entering into the Indenture, the Company and each of its Material Domestic Subsidiaries were required to execute and deliver that certain Security Agreement dated as of October 5, 2010 (as heretofore or hereafter amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Company and New Grantor are engaged in related businesses, and New Grantor will derive substantial direct and indirect benefit from the Company;

WHEREAS, pursuant to Section 4.11 of the Indenture, each Material Domestic Subsidiary that was not in existence (or not such a Subsidiary) on the date of the Indenture is required to become a Guarantor under the Indenture; and

WHEREAS, Section 25 of the Security Agreement provides that additional Material Domestic Subsidiaries of the Company may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.

NOW, THEREFORE, in consideration of these premises, New Grantor hereby agrees as follows:

Section 1 Definitions.  Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Security Agreement or, if not defined herein or in the Security Agreement, in the Indenture.

Section 2 Grantor Obligations.  In accordance with Section 25 of the Security Agreement, New Grantor, by its execution and delivery of this Supplement, hereby becomes a Grantor under the Security Agreement for all purposes thereunder with the same force and effect as if originally named therein as a Grantor, without further action, approval or consent by any other Person, and New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties deemed to be made by it as a Grantor thereunder are true and correct on and as of the date hereof. Each reference to a “Grantor”

Exhibit B-1

in the Security Agreement shall be deemed for all purposes to include New Grantor. All of the terms of the Security Agreement are hereby incorporated in their entirety.

Section 3 Schedules.  The information contained on the Schedules to this Supplement shall be deemed to be part of the corresponding Schedules to the Security Agreement.

Section 4 Representations and Warranties.  New Grantor represents and warrants to the Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 5 Counterparts.  This Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Supplement.

Section 6 Full Force and Effect.  Except as expressly supplemented hereby, the Security Agreement remains in full force and effect.

Section 7 GOVERNING LAW.  THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS OF SAID STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 8 Enforceability.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If this Supplement would be held or determined by a court of competent jurisdiction in a judicial proceeding to be void, voidable, invalid or unenforceable on account of the amount of the aggregate liability of New Grantor under the Security Agreement or by reason of any inconsistent contractual provision binding on New Grantor and in effect on or prior to the date hereof, then, notwithstanding any other provision of this Supplement or the Security Agreement to the contrary, the aggregate amount of the liability of New Grantor under the Security Agreement shall, without any further action by any Grantor, the Collateral Agent or any other Person, be automatically limited and reduced to the maximum amount which is valid and enforceable.

Section 9 Fees.  New Grantor agrees to reimburse the Collateral Agent for their respective reasonable out-of-pocket expenses (including reasonable attorney costs) incurred in connection with the preparation, execution and delivery of this Supplement.

[SIGNATURE PAGE FOLLOWS]

Exhibit B-2

IN WITNESS WHEREOF, the New Grantor has caused this Supplement No.        to the Security Agreement to be duly executed and delivered by its properly and duly authorized officer as of the date first written above.

[NEW GRANTOR]

By:
Name:
Title:

Notice Address:

Acknowledged and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

Notice Address:

Deutsche Bank Trust Company Americas
[90 Hudson Street, 1st Floor
Jersey City, New Jersey 07302
Mail Stop JYC05-0199
Attention: Peter J. Medina
Tel. No.: [ ]
Telecopier No.: [ ]
[CONFIRM ADDRESS]]

Exhibit B-3

EXHIBIT C

PLEDGE AMENDMENT

This Pledge Amendment, dated                 ,      is delivered pursuant to Section 5(f)(i) of the Security Agreement referred to below. All defined terms hereby shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Section 4 of the Security Agreement are and continue to be true and correct, both as to the promissory notes, instruments and Capital Stock pledged prior to this Pledge Amendment and as to the promissory notes, instruments and Capital Stock pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Security Agreement, dated October 5, 2010, between undersigned, as Grantor, the other Grantors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), and that the Pledged Securities and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Collateral at the discretion of Collateral Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations and the other obligations secured by Permitted Liens.

By:
Name: Title:

Name and Address of Grantor	Pledged Entity	Class of Stock	Certificate Number(s)	Number of shares

Pledged Entity	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

Exhibit C-1

EXHIBIT D

COPYRIGHT SECURITY AGREEMENT

Exhibit D

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent pursuant to the Security Agreement (as defined below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors have executed and delivered this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.       Defined Terms.   Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.       Grant of Security Interest in Copyright Collateral.   Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(a)  Copyrights of such Pledgor listed on Schedule I attached hereto; and

(b)  all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.       Security Agreement.   The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.       Termination.   Upon the Termination Date or the release of the Liens of the Security Agreement, on the Copyrights referenced above in accordance with Section 17 thereof, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

Exhibit D-2

SECTION 5.       Counterparts.   This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.       Governing Law.   This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exhibit D-3

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit D-4

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Exhibit D-5

EXHIBIT E

PATENT SECURITY AGREEMENT

Exhibit E-1

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent pursuant to the Security Agreement (as defined below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors have executed and delivered this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.      Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.      Grant of Security Interest in Patent Collateral.  Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Pledgor:

(a)   Patents of such Pledgor listed on Schedule I attached hereto; and

(b)   all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.      Security Agreement.   The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.      Termination.   Upon the Termination Date or the release of the Liens of the Security Agreement, on the Patents referenced above in accordance with Section 17 thereof, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

Exhibit E-2

SECTION 5.      Counterparts.   This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.      Governing Law.   This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exhibit E-3

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E-4

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Exhibit E-5

EXHIBIT F

TRADEMARK SECURITY AGREEMENT

Exhibit F-1

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent pursuant to the Security Agreement (as defined below) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors have executed and delivered this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.      Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.      Grant of Security Interest in Trademark Collateral.  Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)  Trademarks of such Pledgor listed on Schedule I attached hereto;

(b)  all Goodwill associated with such Trademarks; and

(c)  all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.      Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.      Termination.  Upon the Termination Date or the release of the Liens of the Security Agreement, on the Trademarks referenced above in accordance with Section 17 thereof, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

Exhibit F-2

SECTION 5.      Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.      Governing Law.  This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exhibit F-3

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit F-4

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Exhibit F-5

EXHIBIT G

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of October 5, 2010 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among TPC Group LLC, the other Grantors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (the “Agent”).

In consideration of the foregoing, the undersigned hereby:

(i)      represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Par-ties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)      acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii)      irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)      accepts and acknowledges the terms of Security Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 13 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

Exhibit G-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the          day of                 , 20    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                             ].

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-2